Exhibit 21

                    EMC INSURANCE GROUP INC.
                      ORGANIZATIONAL CHART

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EMCASCO Insurance       EMC                Farm and City        EMC
  Company           Reinsurance              Insurance       Underwriters,
Illinois EMCASCO      Company                 Company           Ltd.
  Insurance Company
Dakota Fire
  Insurance Company